                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-3 of (i) our report dated February 10, 1995, on the financial statements of Harken Energy Corporation as of December 31, 1994, included in Form 10-K of Harken Energy Corporation filed with the Securities and Exchange Commission, (ii) our report dated January 3, 1995, on the financial statements of CHAP Venture as of December 31, 1993, included on Form 8K/A, and (iii) to all references to our firm included in this registration statement.


                                              /s/ ARTHUR ANDERSEN LLP


Dallas, Texas
 May 9, 1995